UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Furmanite Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For more information, contact:
Investor Relations
(713) 634-7775
Email: investor@furmanite.com

FURMANITE COMMENTS ON GLASS LEWIS AND ISS REPORTS

Furmanite Board agrees with Glass Lewis that Mustang Plan is inherently risky and does not offer any specific actionable suggestions to improve the Company’s performance

Furmanite Urges Stockholders to Vote FOR All Five of Furmanite’s Director Nominees
On the GOLD Proxy Card TODAY

HOUSTON, TEXAS (April 13, 2015) – Furmanite Corporation (NYSE: FRM) today issued the following statement regarding the reports by Glass Lewis and Institutional Shareholder Services (ISS) relating to the Company’s 2015 Annual Meeting of Stockholders to be held on April 24, 2015:

The Furmanite Board of Directors and management team have taken – and will continue to take – appropriate steps to further drive high performance and profitable growth across our global organization. The Board is composed of independent, engaged and highly qualified directors who are overseeing a clearly articulated strategy that is continuing to create value for all shareholders.

Dissident shareholder, Mustang Capital Management, LLC (Mustang) has presented no credible plan or ideas to create additional value for you. They have made no concrete statements of their intentions if they gain control of the Furmanite board. We strongly believe Mustang’s proposed disruption of the Board’s oversight and management’s execution of our strategy would be value destructive to Furmanite shareholders. Further, Mustang’s assertion that they will represent the interests of all shareholders, especially the long-term shareholders, appears contradicted by their demonstrated behavior of frequent trading in and out of Furmanite stock. As indicated in Mustang’s recent proxy statement filing, Mustang and its nominees have reaped nearly $1,000,000 in profit through 140 trades, both buying and selling nearly a half-million Furmanite shares over the two year period reported. In addition, we note that Mustang now owns, after its sales and repurchases, approximately 4.9% of Furmanite, yet seeks control of 80% of the Board through its slate of nominees. We are very concerned, as you should be, that Mustang will NOT use this disproportionate control in the best interests of all shareholders, particularly our long-term shareholders.

Glass Lewis, a leading proxy advisory services firm, agrees with the inherent risk in electing Mustang’s nominees. In its April 10, 2015 report, Glass Lewis states1:

“While we believe a broad review of the Company’s operations and strategic direction could potentially identify areas for improvement, we are concerned that the Dissident’s [Mustang’s] plan, at this stage, does not offer any specific actionable suggestions to improve the Company’s performance. [emphasis added] We are concerned that shareholders are being asked to accept the risks and uncertainties inherent in the Dissident’s [Mustang’s] plan without any visibility into the nature, timing or impact of potential changes. To this end, we are not convinced that wholesale change to the composition of the board is warranted at this time. Moreover, the

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1 Permission to use quotations neither sought nor obtained.

Company has already had considerable leadership change over the last year, including two new directors, a new CEO and other executive appointments.”

Glass Lewis further notes the independence of our Board and that we have taken action to strengthen our corporate governance2:

“We believe the incumbent board is sufficiently independent, recently refreshed and receptive to improving corporate governance”

We are pleased that Glass Lewis acknowledges the independence of the Furmanite Board and commitment to fresh perspectives, and as a result warns shareholders of the significant risk in electing Mustang’s nominees.

We further believe the April 10, 2015 report from ISS is highly flawed because it is not supported by the facts: Furmanite’s Board has a proven track record of taking meaningful action to drive shareholder value.

While the Board is always receptive to further actions and new ideas to enhance value, we believe shareholders should consider the significant steps taken to transform the Company into a global leader in its industry. These actions, in accordance with the Company’s stated strategy, have delivered consistent growth and profitability, including:

•	Increasing revenues from $276 million in 2009 to $529 million in 2014;

•	Generating operating income growth from $1.5 million in 2009 to $20.7 million in 2014; and

•	Growing Furmanite’s market capitalization from $140 million in 2009 to $295 million in 2014.

In addition, these transformational steps were necessary in order to position the Company for significant predicable and sustainable growth to maximize long-term shareholder value. With the transformation phase complete, Furmanite is now in the beginning stages of a critical value creation, or execution, phase in its strategic plan that is already showing concrete results. This phase is expected to capture the benefits of all of the actions taken to unify the Company under a common set of goals and standardized processes. With the successful reorganization and realignment of initiatives complete, Furmanite is now operating as a cohesive, global company that is focused on execution.

Furmanite is committed to growing both its revenue and profitability, while at the same time reducing costs and operating more efficiently to drive value. Our goal is containing costs with a target of 75% of incremental gross margin dollars to operating income. Our success to date is demonstrated by our fourth quarter 2014 results, which outperformed analysts’ consensus earnings per share expectations by 30% and exceeded prior year results by 86%.

We believe Furmanite has the right strategy and team to successfully execute its plan. The Furmanite Board is actively engaged in the oversight of the Company’s strategy and is committed to delivering superior results while serving the best interests of all Furmanite stakeholders. The Board strongly urges shareholders to vote the GOLD proxy card FOR all of the Company’s director nominees TODAY.

Furmanite stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. As the Annual Meeting date is rapidly approaching, the Furmanite Board strongly urges stockholders to protect the value of their investment in Furmanite by voting on the GOLD proxy card “FOR” ALL of Furmanite’s experienced and highly qualified director nominees: Sangwoo “Bill” Ahn, Kathleen G. Cochran, Kevin R. Jost, Joseph E. Milliron and Ralph J. Patitucci.

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2 Permission to use quotations neither sought nor obtained.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
Furmanite@mackenziepartners.com
Call Collect: (212) 929-5500
Or
Toll-Free (800) 322-2885

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM), founded in 1920, is one of the world’s largest specialty industrial services and specialty engineering project solutions companies, providing world class solutions to customer needs through more than 80 offices on six continents. The Company delivers a wide portfolio of inspection, mechanical and engineering services which help monitor, maintain, renew and construct the global energy, industrial and municipal infrastructures. Furmanite serves a broad range of industry sectors, including refining, offshore, sub-sea, pipeline, power generation, chemical, petrochemical, pulp and paper, water utilities, automotive, mining, marine and steel manufacturing. World Headquarters and Global Support Operations are located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com

IMPORTANT INFORMATION

In connection with its 2015 Annual Meeting of Stockholders, Furmanite Corporation has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF FURMANITE ARE URGED TO READ THE PROXY STATEMENT FOR THE 2015 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of Furmanite’s definitive proxy statement and any other documents filed by Furmanite in connection with the 2015 Annual Meeting at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement are also available in the “Investors” section of the Company’s website at www.furmanite.com. Furmanite and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2015 Annual Meeting. Detailed information regarding the names, affiliations and interests of Furmanite’s directors and executive officers is available in the definitive proxy statement for the 2015 Annual Meeting, which was filed with the SEC on March 16, 2015.

Certain of the Company’s statements in this document are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, the Company’s ability to achieve its targeted future performance and revenue levels, the Company’s ability to achieve planned cost savings, and other risks and uncertainties detailed most recently in the Company’s Form 10-K as of December 31, 2014 filed with the SEC. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this document are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

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